                                                                     Exhibit 1.1


                                  $500,000,000

                          CENTRAL MAINE POWER COMPANY

                          MEDIUM-TERM NOTES, SERIES E

                             DISTRIBUTION AGREEMENT

                                                 ______________, 2000

Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285-1200

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

UBS Warburg LLC
535 Madison Avenue
New York, New York 10022

Dear Sirs:

      Central Maine Power Company, a Maine corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of up to an aggregate principal amount of $500,000,000 of its Medium-Term Notes, Series E (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of August 1, 1989 (as supplemented by the First Supplemental Indenture dated as of August 7, 1989, the Second Supplemental Indenture dated as of January 10, 1992, the Third Supplemental Indenture dated as of December 15, 1994, the Fourth Supplemental Indenture dated as of February 26, 1998 and as further supplemented by the Fifth Supplemental Indenture dated as of __________, 2000 relating to the Notes (the "Supplemental Indenture") and as it may be further supplemented or amended from time to time, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

      The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, issue prices, redemption and repayment provisions and other terms set forth in the

Prospectus referred to in Section l(c) as it may be amended or supplemented from time to time, including any supplement providing for the principal amount, interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

      Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell its Notes directly on its own behalf or to designate or select additional agents as set forth in Section 11 hereof, the Company hereby (i) appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

      SECTION l. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date referred to in Section 2(g) hereof, and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine, has the corporate power and authority to own or lease and operate its properties, has the corporate power, authority and franchises to carry on its business as now conducted and has the corporate power and authority to carry on its business as presently proposed to be conducted, all as described in the Prospectus hereinafter referred to; and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or character of its properties or the nature of its business or activities makes such qualification necessary and where the failure so to qualify or be in good standing would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company.

            (b) All of the issued and outstanding common stock of the Company is owned by CMP Group, Inc., a Maine corporation ("Group"). The subsidiaries of the Company as of the Closing Date are Maine Electric Power Company, Inc., NORVARCO, Central Securities Corporation and Cumberland Securities Corporation. The presentation of the consolidated financial statements of Group and the Company complies with Regulation S-X of the Securities and Exchange Commission (the "Commission"). Each of Maine Yankee Atomic Power Company ("Maine Yankee") and the subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own or lease and operate its properties, has the corporate power, authority and franchises to carry on its business as now conducted and has the corporate power and authority to carry on its business as presently proposed to be conducted; neither the ownership or character of its properties nor the nature of its business or activities makes it necessary for Maine Yankee or any subsidiary of the Company to qualify as a foreign corporation to do business in any jurisdiction where the failure so to qualify or be in good standing would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company; and all of the outstanding shares of capital stock of Maine Yankee owned by the Company and all of the outstanding shares of capital stock of each subsidiary of the Company owned by the Company have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) A registration statement on Form S-3, including a prospectus, relating to the Notes has been carefully prepared, has been filed with the Commission and has become effective. No order preventing or suspending the use of the Prospectus (as defined below) has been issued by the Commission. Such registration statement in the form in which it became effective, and as from time to time supplemented, and including all exhibits thereto is referred to as the "Registration Statement"; the prospectus relating to the Notes in the form in which it has most recently been filed, or mailed for filing, with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"), together with all amendments or supplements thereto, is hereinafter referred to as the "Prospectus." Any reference to the Act shall include the rules and regulations of the Commission thereunder. Any reference to the Registration Statement or Prospectus or any amendment or supplement thereto shall include all documents incorporated by reference therein (the "Incorporated Documents") pursuant to the applicable form under the Act. The Registration Statement and the Prospectus comply, and will comply at all times during each period in which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), in all material respects with the requirements of the Act and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents made in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein, or as to any statement in or omission from the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Indenture.

            (d) The Incorporated Documents complied when filed with the Commission, comply and will comply at all times during each Marketing Period, in all material respects with the applicable provisions of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and did not, do not and will not contain any untrue statement of a material fact and did not, do not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All references to the Exchange Act or the Trust Indenture Act shall include the rules and regulations of the Commission thereunder. The Incorporated Documents have been and will be at all times during each Marketing Period timely filed as required by the Exchange Act. There are no contracts or documents of Group, the Company, Maine Yankee or any subsidiary of the Company which are required to be filed as exhibits to the Registration Statement which have not been filed as required.

            (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as contemplated in the Prospectus, there has not been any material adverse change in the condition (financial or other), net worth or results of operations of Group or the Company.

            (f) The financial statements in the Registration Statement and the Prospectus fairly present and will fairly present at all times during each Marketing Period the financial condition of Group or the Company and the results of their operations; and said financial statements (including the related notes) have been and will be at all times during each Marketing Period prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for any changes in which the independent accountants for Group and the Company have concurred and which have been specifically disclosed to the Agents).

            (g) Group and the Company's outside auditors whose report appears in the Group's and the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus, and, if not the same, Group's and the Company's outside auditors as of the applicable Representation Date, are independent public accountants as required by the Act.

            (h) Prior to each issuance and sale of Notes, the Company will have full corporate power and lawful corporate authority to authorize, issue and sell the Notes being issued and sold at that time, on the terms and conditions set forth herein and has taken or will take all corporate action necessary therefor; the Company has obtained every consent, approval, authorization or other order of any regulatory body which is required for such authorization, issue or sale except as may be required under the Act or state securities laws; and, when duly and validly executed, authenticated and issued as provided in the Indenture and delivered pursuant to this Agreement and the Indenture, the Notes will constitute valid, legal and binding obligations of the Company enforceable against it in accordance with their respective terms and the terms of the Indenture and entitled to the benefits of the Indenture. The Indenture conforms and the

      Notes will conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding instrument of the Company enforceable against the Company in accordance with its terms. The Indenture has been qualified under the Trust Indenture Act.

            (i) Except as set forth in the Prospectus, the Company is not in violation of its Articles of Incorporation or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be materially adverse to the condition (financial or other), net worth or results of operations of the Company. The performance of this Agreement and each applicable Purchase Agreement and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof and compliance by the Company with all the terms and provisions of the Notes and the Indenture will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any agreement, indenture or instrument, and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party, or by which it or any of its property is bound, or the Articles of Incorporation or by-laws of the Company or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property.

            (j) Except as set forth in the Prospectus, there is not pending any action, suit or other proceeding to which the Company is a party or of which any property of the Company is the subject, before or by any court or other governmental body, which is likely to result in any material adverse change in the condition (financial or other), net worth or results of operations of the Company; and, except as set forth in the Prospectus, no such action, suit or proceeding is known by the Company to be threatened or contemplated.

            (k) Although each of Group and the Company is a "holding company" for the purposes of the Public Utility Holding Company Act of 1935, as amended, the Commission has granted to Group pursuant to an Order dated February 12, 1999 and to the Company pursuant to an Order dated August 7, 1998, an exemption from all of the provisions thereof except Section 9(a)(2) relating to the acquisition of securities of public utility affiliates or, if the foregoing shall no longer be true, describing the Company's status under such Act, and certifying to the compliance of the Company with the provisions of such Act.

            (l) The certificates delivered pursuant to paragraph (g) of Section 5 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Notes were on the dates on which they were delivered in all material respects true and complete.

      SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

      (a) APPOINTMENT. Subject to the terms and conditions stated herein, including, without limitation, the provisions of Section 11 hereof, the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, including, without limitation, the provisions of Section 11 hereof, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents PROVIDED, HOWEVER, the Company expressly reserves the right to sell Notes directly to investors. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

      (b) SUSPENSION OF SOLICITATION. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (I) banking institutions are generally authorized or obligated by law to close in the City of New York and (II) The New York Stock Exchange is closed for trading.

      Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

      (c) AGENT'S COMMISSION. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

      (d) SOLICITATION OF OFFERS. The Agents are authorized to solicit offers to purchase the Notes only in the denominations specified in the Prospectus, at a purchase price equal to

100% of the principal amount thereof or such other principal amount or purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Notes received by it, without advising the Company, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

      No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment therefor by such purchaser.

      (e) PURCHASES AS PRINCIPAL. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement, whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes it has purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

      (f) ADMINISTRATIVE PROCEDURES. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

      (g) DELIVERY OF DOCUMENTS. The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Choate, Hall & Stewart, a partnership including professional corporations, Exchange Place, 53 State Street, Boston, Massachusetts 02109 not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

      SECTION 3.  COVENANTS OF THE COMPANY.  The Company covenants and agrees:

            (a) AMENDMENTS AND SUPPLEMENTS TO REGISTRATION STATEMENT AND PROSPECTUS. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus (including any document which will be an Incorporated Document) of which the Agents shall not previously have been advised and furnished with a copy, or to which the Agents have objected in writing or which is not in compliance in all material respects with the Act. The Company will prepare and file with the Commission, promptly upon the Agents' request, any amendment to the Registration Statement or supplement to the Prospectus which, in the opinion of the Company's counsel and counsel for the Agents, may be necessary or advisable in connection with the offering of the Notes by the Agents.

            (b) NOTICE TO AGENTS OF CERTAIN EVENTS. The Company will notify each of the Agents immediately and confirm in writing if requested by the Agents in any particular instance (i) when any post-effective amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed, (ii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus relating to the Notes or the Prospectus or of the initiation known by it of any proceedings for such purposes, (iii) of the receipt of any comments from the Commission in respect of the Registration Statement, any such preliminary prospectus or the Prospectus, or requesting the amendment or supplementation of the Registration Statement, any such preliminary prospectus or the Prospectus or additional information, (iv) of any action by any governmental authority altering, suspending or otherwise affecting any authorization, consent, approval or waiver issued in connection with the Notes and (v) of the commencement of any litigation or administrative proceeding relating to the issue and sale of the Notes. If the Commission shall enter a stop order or any order preventing or suspending the use of any such preliminary prospectus or the Prospectus at any time, or shall initiate any proceedings for such purposes, the Company will make every reasonable effort to prevent the issuance of such order and, if issued, to obtain the lifting thereof.

            (c) REVISIONS TO PROSPECTUS. During any Marketing Period, the Company will comply so far as it is able with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus; and if during any Marketing Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply in all material respects with the Act or the Exchange Act, the Company will promptly notify each of the Agents and will amend or supplement the Registration Statement or the Prospectus (in form satisfactory to counsel for the Agents and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (d) EARNINGS STATEMENT. As soon as practicable the Company will make generally available to its security holders and deliver to each of the Agents an earning statement which shall satisfy the provisions of Section 11(a) of the Act and, at the option of the Company, Rule 158 issued thereunder.

            (e) DELIVERY OF SIGNED REGISTRATION STATEMENT AND OTHER DOCUMENTS. The Company will deliver to each of the Agents and to counsel for the Agents as promptly as practicable a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith and signed consents, certificates and opinions of accountants and of any other persons named in the Registration Statement as having prepared, certified or reviewed any part thereof, and will deliver to the Agents such number of unsigned copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Agents may reasonably request. The Company will deliver to or upon order of the Agents as many copies of each preliminary prospectus relating to the Notes as the Agents may reasonably request and as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Agents may reasonably request.

            (f) BLUE SKY QUALIFICATIONS; LEGAL INVESTMENT. The Company will cooperate with the Agents in connection with (i) the qualification of the Notes for sale under the securities laws of such jurisdictions as the Agents may reasonably designate and the continuance of such qualifications in effect so long as required for the distribution of the Notes, provided that the Company shall not be required to give a general consent to service of process or submit to any requirement which it deems unduly burdensome, and (ii) the determination of the eligibility of the Notes for investment by savings banks, trustees and life insurance companies under the laws of such jurisdictions as the Agents may reasonably designate. The Company will advise each of the Agents promptly of any order or communication of any public authority addressed to the

      Company suspending or threatening to suspend the qualification of the Notes for sale, or the eligibility of the Notes for purchase by such institutions, in any jurisdiction.

            (g) COPIES OF REPORTS AND FINANCIAL STATEMENTS. For a period of five years from the Closing Date or for a period from the Closing Date until the last day on which any Notes are outstanding, whichever is longer, the Company will deliver to each of the Agents (i) as soon as practicable after the end of each fiscal year, a balance sheet and statement of capitalization and interim financing as of the end of the fiscal year and statements of earnings, changes in common stock investment and cash flows of the Company for each of the respective fiscal years, all in reasonable detail and certified by independent public accountants, (ii) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet as of the end of such quarter and statements of income for such periods of the Company, all in reasonable detail and certified by the Comptroller or Treasurer or other responsible financial officer of the Company, (iii) as soon as available, a copy of each report of the Company and any entity with respect to which the Company is a direct or indirect subsidiary mailed to public security holders or filed with the Commission and (iv) from time to time, such other information concerning the Company and any entity with respect to which the Company is a direct or indirect subsidiary as the Agents may reasonably request. If at any time the financial statements referred to in (i) and (ii) above shall be prepared in consolidated form, they shall be furnished to each of the Agents in such consolidated form.

            (h) APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the sale of the Notes for the purposes set forth in the Prospectus.

      SECTION 4. PAYMENT OF EXPENSES. The Company will pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, the Prospectus, any supplement or amendment to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the costs and expenses incident to the preparation, execution and delivery of the Indenture, (vi) the fees and disbursements of the Trustee, any paying agent, any calculation agent, and any other agents appointed by the Company, and their respective counsel, (vii) the costs and fees in connection with the listing of the Notes on any securities exchange, (viii) the cost of any filings with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of counsel for the Company, counsel for the Agents and counsel for the Trustee, (x) the fees paid to rating agencies in connection with the rating of the Notes, (xi) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(f) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment by certain specified investors (including fees and expenses of counsel for the Agents in connection therewith), (xii) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company, (xiii) all reasonable out-of-pocket expenses incurred by the Agents in connection with the transactions contemplated hereunder and (xiv) other reasonable costs and expenses incident to the performance of the Company's obligations under this Agreement.

      SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENTS. The obligation of the Agents, as the agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) REGISTRATION STATEMENT; PUC APPROVAL. The Registration Statement shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act, and no stop order suspending the effectiveness of the Registration Statement or the qualification of the Indenture, or order preventing or suspending the use of any Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Agents, contemplated or threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Choate, Hall & Stewart, counsel for the Agents; no amendment to the Registration Statement or Prospectus shall have been filed to which the Agents shall have reasonably objected, in writing, after having received reasonable notice; and there shall be in full force and effect an appropriate decision of the Connecticut Department of Public Utility Control (the "DPUC") waiving jurisdiction over the issuance and sale of the Notes and an appropriate order or decree of the Maine Public Utilities Commission (the "PUC") authorizing to the extent required by law the offering, issuance and sale of the Notes as herein provided. Any such decision, order or decree issued after the date hereof shall contain no condition inconsistent with the provisions hereof or unacceptable to the Agents, and shall be issued under circumstances which in the Agents' reasonable judgment are appropriate for the protection of the Agents; and none of such decisions, orders or decrees shall have been rescinded, modified or stayed, or the right of the Company to operate thereunder restrained, or be subject to any litigation or adverse proceeding pending, or to the knowledge of the Agents or the Company, threatened, in each case, with an effect reasonably determined by the Agents to be materially adverse to the offering, issuance and sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to
      Section 3(f) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

            (b) ABSENCE OF CERTAIN CHANGES. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any downgrading in the ratings accorded the Company's debt securities by Moody's Investors Service, Inc., Standard and Poor's Corporation or Duff & Phelps, Inc., or, except as contemplated in the Prospectus, any change in the capital stock, short-term debt or long-term debt of the Company, or any adverse change or any development involving a prospective adverse change in the condition (financial or other), net worth or results of operations of the Company, which, in any such event, in the Agents' judgment, materially impairs the investment quality of the Notes, and no Agent shall have disclosed in writing to the Company on or prior to the Closing Date that the Registration Statement or Prospectus or any amendment or supplement thereto contained, or at the time of such disclosure contains, an untrue statement of fact which, in the opinion of Choate, Hall & Stewart, counsel for the Agents, is material, or omitted or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) LEGAL MATTERS SATISFACTORY TO COUNSEL. The authorization and issuance of the Notes, the Indenture, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto shall be satisfactory in all respects to Choate, Hall & Stewart, and the Company shall have furnished to Choate, Hall & Stewart such documents as they may reasonably request to enable them to be satisfied with respect to the matters referred to in this subparagraph and to pass upon such matters.

            (d) OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

                        (i) The Company is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Maine, with full corporate powers adequate for the making of the Indenture and this Agreement, the execution and delivery of the Supplemental Indenture and the issue and sale of the Notes, PROVIDED that immediately after giving effect to such issue and sale and the retirement of any Medium-Term Notes of the Company which are concurrently being retired, the aggregate principal amount of the outstanding Medium-Term Notes of the Company shall not exceed $500,000,000.

                        (ii) The Notes, up to an aggregate principal amount
                  which when added to the aggregate principal amount of all other outstanding Medium-Term Notes of the Company may at no time exceed $500,000,000, have been duly authorized and are in a form contemplated by the Indenture, and when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

                        (iii) The Indenture has been duly authorized, executed
                  and delivered and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors from time to time in effect and subject to general equity principles, including without limitation the principle that the availability of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                        (iv) The Indenture has been duly qualified under the
                  Trust Indenture Act of 1939, as amended.

                        (v) The issue of the Notes, up to an aggregate principal
                  amount which when added to the aggregate principal amount of all other outstanding Medium-Term Notes of the Company may at no time exceed $500,000,000, and the sale thereof have been duly approved to the extent required by law by order or orders of the PUC and such order or orders remain in full force and effect and are not being contested, in each case to the best of such counsel's knowledge after due inquiry of the appropriate Company officials, and are not subject to review in which the rights of the Agents under this Agreement, the Indenture or the Notes could be adversely affected, and except for a Decision or Decisions of the DPUC (as to which Decision or Decisions such counsel need express no opinion), no further authorization, consent or approval by any regulatory authority is required which has not been obtained for the valid authorization, issuance and sale of the Notes up to the amount described above (except under state or foreign securities or "blue sky" laws, as to the applicability of which such counsel need express no opinion).

                        (vi) The Notes and the Indenture conform as to legal
                  matters in all material respects with the statements concerning them in the Registration Statement and the Prospectus; the statements under "Description of Notes" in the Prospectus fairly present the information called for by, and the Registration Statement and Prospectus (except as to the financial statements including the notes thereto and other financial, tabular or statistical data set forth therein, upon which counsel are not passing) comply as to form in all material respects with, the requirements of the Act and the applicable published rules and regulations of the Commission under the Act.

                        (vii) The Registration Statement has become effective
                  under the Act, and such counsel have not been advised nor do they otherwise have knowledge of the issuance of any stop order suspending the effectiveness thereof by the Commission or that any proceeding for that purpose has been instituted or is pending under the Act; at the time the Registration Statement became effective and on any date after the effective date of the Registration Statement on which the Registration Statement or the Prospectus (including the Incorporated Documents) shall be supplemented or amended, the Registration Statement and the Prospectus (including the Incorporated Documents), as so supplemented and amended, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, and to the extent applicable, the Exchange Act, and the applicable published rules and regulations of the Commission under the Act, the Exchange Act, and the Trust Indenture Act (except that such counsel need express no opinion as to the financial statements including the notes thereto and other financial, tabular or statistical data set forth or referred to therein or the Form T- 1); such counsel have no reason to believe that, at the time the Registration Statement became effective, or on any date after the effective date of the Registration Statement on which the Registration Statement or the Prospectus (including the Incorporated Documents) shall be supplemented or amended, either the Registration Statement or the Prospectus (or the Incorporated Documents), as so supplemented and amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel have no reason to believe that it is necessary, as of the date of such opinion, to supplement or amend the Prospectus (or the Incorporated Documents), although such counsel assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (or the Incorporated Documents).

                        (viii) The performance of this Agreement and the
                  Purchase Agreements, if any, and the consummation of the transactions herein and therein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule or regulation known to such counsel applicable to the Company of any court or other governmental body.

                        (ix) Although each of Group and the Company is a
                  "holding company" for the purposes of the Public Utility Holding Company Act of 1935, as amended, the Commission has granted to Group pursuant to an Order dated February 12, 1999 and to the Company pursuant to an Order dated August 7, 1998, an exemption from all of the provisions thereof except Section 9(a)(2) relating to the acquisition of securities of public utility affiliates or, if the foregoing shall no longer be true, describing the Company's status under such Act, and certifying to the compliance of the Company with the provisions of such Act.

                        (x) This Agreement has been duly authorized, executed
                  and delivered on behalf of the Company; it being understood that such counsel will express no opinion as to the binding effect on the Company of this Agreement.

                  (e) OPINION OF CORPORATE COUNSEL TO THE COMPANY. At the
            Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of corporate counsel for the Company, in form and substance satisfactory to the Agents and their counsel, to the same effect as that set forth in subdivisions
            (i) to (iv), and (vi) to (x), inclusive, of sub-paragraph (d) above, and to the effect that:

                        (i) The issue of the Notes, up to an aggregate principal
                  amount which when added to the aggregate principal amount of all other outstanding Medium-Term Notes of the Company may at no time exceed $500,000,000, and the sale thereof have been duly approved to the extent required by law by order or orders of the PUC (which order or orders have been recorded upon the books of the Company) and a Decision or Decisions of the DPUC which order or orders and Decision or Decisions remain in full force and effect and are not being contested and are not subject to review in which the rights of the Agents under this Agreement, the Indenture or the Notes could be adversely affected, and no further authorization, consent or approval by any regulatory authority is required which has not been obtained for the valid authorization, issuance and sale of the Notes up to the amount described above (except under state or foreign securities or "blue sky" laws, as to the applicability of which such counsel need express no opinion).

                        (ii) The Company has the corporate power and authority
                  to own or lease and operate the properties now owned and leased by it and to carry on its business as now conducted and as presently proposed to be conducted as described in the Prospectus (including the Incorporated Documents); and to the limited extent required, the Company has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or character of its properties or nature of its business or activities makes such qualification necessary and where the failure so to qualify or be in good standing would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company.

                        (iii) Maine Yankee and each subsidiary of the Company is
                  a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; neither the ownership or character of its properties nor the nature of its business or activities makes it necessary for Maine Yankee or any subsidiary of the Company to qualify to do business as a foreign corporation in any jurisdiction where the failure so to qualify or be in good standing would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company ; all of the outstanding shares of capital stock of Maine Yankee and each subsidiary of the Company, in each case owned by the Company, have been duly authorized and validly issued and are fully paid and nonassessable.

                        (iv) Except as otherwise set forth in the Prospectus
                  (including the Incorporated Documents), each of the Company, Maine Yankee and each subsidiary of the Company has such title to all the real property and such title or other rights to all the other property which it purports to own as is adequate for the conduct of its business as presently conducted, with no imperfections therein which materially impair the use of any such property for the purposes for which it is held or would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company. Each of the Company, Maine Yankee and each subsidiary of the Company enjoys quiet possession under all material leases under which it is currently operating, and all such leases material to the Company are valid and subsisting and in full force and effect.

                        (v) To the best of such counsel's knowledge, except as
                  otherwise set forth in the Prospectus, neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws.

                        (vi) Except as otherwise set forth in the Prospectus
                  (including the Incorporated Documents), each of the Company, Maine Yankee and each subsidiary of the Company has such valid material franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities free from unduly burdensome restrictions or conditions of an unusual character, as are necessary for the acquisition, construction and ownership of the properties now owned by it and the maintenance and operation of the properties now operated by it and the conduct of the business now carried on by it as described in the Registration Statement and the Prospectus (including the Incorporated Documents), and neither the Company, Maine Yankee nor any subsidiary of the Company is in default or violation of any thereof, which default would have a material adverse effect on the condition (financial or other), net worth or results of operations of the Company, and each is carrying on its business in accordance therewith and, to the best of the knowledge of such counsel, with all material applicable federal, state and other laws and regulations.

                        (vii) Any necessary stamp taxes in respect of the
                  original issue
                  of the Notes have been paid.

                        (viii) Any statements in the Prospectus (or the
                  Incorporated Documents) which are stated therein to have been made on the authority of such counsel as an expert have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct in all material respects and fairly present the information required to be shown.

            (f) OPINION OF SPECIAL CONNECTICUT COUNSEL FOR THE COMPANY. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Messrs. Day, Berry & Howard, special Connecticut counsel for the Company, in form and substance satisfactory to the Agents and their counsel to the effect that:

                        (i) The Company is duly qualified and is in good
                  standing as a foreign corporation in Connecticut, and under Connecticut law may own an ownership interest in electric utility facilities located in Connecticut.

                        (ii) The DPUC, by Decision or Decisions has waived the
                  requirements of Section 16-43 of the General Statutes of Connecticut with respect to the issue of the Notes subject to conformity with the pertinent order or orders of the PUC and any supplemental order thereto. Said Decision or Decisions are the only orders required under Connecticut law in connection with the valid issuance and sale of the Notes; said Decision or Decisions are in full force and effect on the date of such opinion, and said Decision or Decisions have not been stayed or suspended; in the absence of such a stay or suspension, the Notes when sold in reliance on and in accordance with said Decision or Decisions shall be valid and binding notwithstanding that said Decision or Decisions may later be vacated, modified or otherwise held to be wholly or partially invalid, it being understood that such counsel need express no opinion as to the applicability of state securities or "blue sky" laws.

            (g) OFFICERS' CERTIFICATE. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date as though made at and as of the Closing Date, of its President or a Vice President and of a principal financial or accounting officer of the Company stating that:

                  (i) The representations and warranties of the Company in this

            Agreement are true and correct as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions required by this Agreement to be performed or satisfied by the Company on or prior to the Closing Date;

                  (ii) To the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                  (iii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) at the time the Registration Statement became effective, on each date on which the Registration Statement or the Prospectus was amended or supplemented, and on the date of such certificate, neither the Registration Statement nor the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (B) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth; and

                  (iv) To the best of their knowledge, none of the
            authorizations, consents, approvals or waivers obtained from governmental authorities in connection with the issue and sale of the Notes has been rescinded, modified or stayed or the right of the Company to operate thereunder restrained or subjected to any litigation or adverse proceeding pending or threatened.

            (h) ACCOUNTANT'S LETTER. The Company shall have furnished to the Agents on the Closing Date a letter of the Company's outside auditors, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants Statement on Auditing Standards No. 72, covering specified financial statement items and procedures set forth in Annex A hereto.

            (i) ADDITIONAL CONDITIONS. There shall not have occurred: a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; a general moratorium on commercial banking activities declared by either Federal or New York State authorities; any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States; if the effect of any such occurrence in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

            (j) OPINION OF CHOATE, HALL & STEWART. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date of Choate, Hall & Stewart, counsel for the Agents, in form and substance satisfactory to the Agents with respect to the sufficiency of all corporate proceedings and other legal matters relating to the Notes, the Indenture, the form of the Registration Statement and the Prospectus (not including the form of the Incorporated Documents) and as to the execution and authorization of this Agreement and the transactions contemplated hereby, as the Agents may reasonably require.

            (k) OTHER INFORMATION AND DOCUMENTATION. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel for the Agents may have reasonably requested prior to the Closing Date.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Choate, Hall & Stewart in giving their opinions pursuant to this Section 5, may rely upon the opinions of corporate counsel for the Company and Day, Berry & Howard as to all legal conclusions affected by the laws of Maine and Connecticut, respectively. Corporate counsel for the Company in giving his opinion pursuant to this Section 5 may rely upon the opinion of Day, Berry & Howard as to all legal conclusions affected by the laws of Connecticut.

      SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that:

            (a) ACCEPTANCE OF OFFER AFFIRMS REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

            (b) SUBSEQUENT DELIVERY OF OFFICERS' CERTIFICATES. The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into the Prospectus, the Company shall submit to the Agents and their counsel a certificate of the President or a principal financial or accounting officer of the Company, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(g) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
      Section 5(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

            (c)   SUBSEQUENT DELIVERY OF LEGAL OPINIONS.

            (i) The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of legal opinions under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into the Prospectus, the Company shall (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of corporate counsel for the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; PROVIDED, HOWEVER, that in lieu of such opinion, such counsel may furnish the Agents and their counsel with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letters authorizing reliance).

            (ii) The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), or each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of legal opinions under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into the Prospectus, the Company shall, if requested by the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; PROVIDED, HOWEVER, that in lieu of such opinion, such counsel may furnish the Agents and their counsel with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

            (d) SUBSEQUENT DELIVERY OF ACCOUNTANT'S LETTERS. The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into the Prospectus, the Company shall, if requested by the Agents, cause its outside auditors to furnish the Agents and their counsel (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance of the type described in the relevant statements of auditing standards, currently American Institute of Certified Public Accountants Statement on Auditing Standards No.

      72, and of the same tenor as the letter referred to in Section 5(h) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include material financial information as of and for a fiscal quarter, the Company's outside auditors may refer to their previously issued letter, shall reaffirm all statements made in that letter and may limit the scope of such additional letter to the unaudited consolidated financial statements included in such amendment or supplement and certain agreed procedures, if any, of the type described in the American Institute of Certified Public Accountants Statement on Auditing Standards No. 72, covering specified financial statement items and procedures set forth in Annex B hereto.

            (E) OPINIONS ON SETTLEMENT DATE. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date (such request to be made not later than the date of pricing of such Notes), furnish such Agent and its counsel with the written opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, and of corporate counsel for the Company, each addressed to such Agent and dated such settlement date, in form satisfactory to such Agent, of the same tenor as the opinions referred to in Sections 5(d) and 5(e) hereof, respectively, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; PROVIDED, HOWEVER, that in lieu of such opinion, each such counsel may furnish such Agent and its counsel with a letter to the effect that such Agent may rely on such prior opinion to the same extent as though it were dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

      SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, and any action in respect thereof to which such Agent or such controlling person may become subject, under the Act or otherwise, with respect to the Notes or any other securities of the Company, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or such amendment or such supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, and any action in respect thereof to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or such amendment or such supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Agents may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless, in the case of an indemnification obligation arising under subparagraph (a) of this Section 7, (i) the employment of additional counsel has been authorized in writing by the Company in connection with defending such action, or (ii) the Company and such Agent or controlling person are advised by such additional counsel that such Agent or controlling person has available defenses involving a potential conflict with the interests of the Company, in either of which events, the fees and expenses of such additional counsel shall be borne by the Company.

            (d) If the indemnification provided for in this Section 7 is unavailable (or insufficient to hold harmless an indemnified party) under subparagraph (a) or (b) above (by reason of a failure of the indemnified party to give a notice required by subparagraph (c) above or for any other reason whatever) to a party that would have been an indemnified party under subparagraph (a) or (b) above ("indemnified party") in respect of any losses, claims, damages, liabilities or actions referred to therein, then each party that would have been an indemnifying party thereunder ("indemnifying party") shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Agent on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by such Agent with respect to such offering. The relative fault shall be determined by reference to among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subparagraph (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). Notwithstanding the provisions of this subparagraph
      (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subparagraph (d) to contribute are several in proportion to the respective amount of the Notes sold by each and not joint.

      SECTION 8. STATUS OF EACH AGENT. In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (a) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

      SECTION 9. REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY. All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

      SECTION 10. TERMINATION. The appointment of an Agent and the obligations of such Agent under this Agreement may be terminated at any time either by the Company or by such Agent upon the giving of one day's written notice of such termination to such Agent or the Company, as the case may be. The provisions of Sections 2(c), 3(c), 3(d), 3(f), 3(g), 4, 7, 8, 9, 12 and 13 hereof shall survive any such termination.

      SECTION 11. ADDITIONAL AGENTS. The Company may appoint one or more additional agents for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others; PROVIDED that any such additional agent shall become a party to this

Agreement prior to soliciting or receiving offers to purchase the Notes.

      SECTION 12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows:
Lehman Brothers Inc., 3 World Financial Center, 9th Floor, New York, New York 10285-1200, Attention: Medium-Term Note Desk, Telephone No.: (212) 526-8400; Telecopy No.: (212) 526-1532, Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Medium-Term Note Department, Telephone No.:
(212) 816-5831; Telecopy No.: (212) 816-0949 and UBS Warburg LLC, 535 Madison Avenue, New York, New York 10022, Attention: James Brandi, Telephone No.: (212) 906- 7162; Telecopy No.: (212) 644-6956 and UBS Warburg Dillon LLC, Swiss Bank Center 1, 677 Washington Road, P.O. Box 120300, Stamford, Connecticut 06912-0300, Attention: Peter Foote, Telephone No.: (203) 719-1342; Telecopy No.:
(203) 719-1075. Notices to the Company shall be directed to it as follows: 83 Edison Drive, Augusta, Maine 04336, Attention: Treasurer (with a copy to Anne M. Pare, Esq., Corporate Secretary), Telephone No.: (207) 621-4795; Telecopy No.:
(207) 621-4714.

      SECTION 13. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of said
Section 15. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Notes from any Agent shall be construed as a successor or assign merely by reason of such purchase.

      SECTION 14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed by the parties on separate counterparts and the executed counterparts shall together constitute a single instrument.

      If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                        Very truly yours,

                                        CENTRAL MAINE POWER COMPANY

                                        By:
                                           -------------------------------------
                                                          (Title)

CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.

By:
   -------------------------------------
                  (Title)

SALOMON SMITH BARNEY INC.

By:
   -------------------------------------
                  (Title)

UBS WARBURG LLC

By:
   -------------------------------------
                  (Title)

By:
   -------------------------------------
                  (Title)

                                                                         ANNEX A


      (1) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder.

      (2) The consolidated financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and with the applicable published rules and regulations of the Commission thereunder and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated condensed interim financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which are to be furnished to the Agents.

      (3) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year which is incorporated by reference in the Prospectus agrees with the corresponding amounts in the audited consolidated financial statements for such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such five fiscal years.

      (4) On the basis of a reading of the latest available unaudited consolidated interim financial statements prepared by the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters, reading all available minutes of the stockholders, the Board of Directors and the Executive Committee of the Board of Directors of the Company (and any other committees of the Board of Directors of the Company which maintain minutes of their proceedings) and other procedures and inquiries specified by the Agents, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated condensed financial statements included in CMP's and the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as they apply to Form 10-Q and the applicable published rules and regulations of the Commission thereunder or such unaudited consolidated condensed financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) at the date of the latest available unaudited interim balance sheet of the Company and as of a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock, long-term debt or short-term debt of the Company or any decrease in its net assets, in each case as compared with amounts shown in the most recent fiscal year end balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus; (C) for the period from the end of the Company's most recently ended fiscal year to the date of the latest available unaudited consolidated interim financial statements of the Company and to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding periods in the preceding year, in electric operating revenues, operating income, net income or earnings per share of common stock of the Company; or (D) for the twelve-month period ended with the date of the latest available unaudited consolidated interim financial statements of the Company, there was a decrease, as compared with the Company's most recently ended fiscal year in the ratio of earnings to fixed charges of the Company, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter. For purposes hereof, "most recent fiscal year" and "most recently ended fiscal year" shall mean the most recent fiscal year for which audited consolidated financial statements are available.

      (5) That they carried out certain agreed procedures specified in such letter for the purpose of comparing certain financial information and certain dollar amounts (or percentages derived from such dollar amounts) in the Registration Statement and the Prospectus (and the documents incorporated by reference therein) to the corresponding amounts in the consolidated financial statements of the Company audited by them or in the accounting records of the Company and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

                                                                         ANNEX B


      (1) If applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated condensed interim financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which are to be furnished to the Agents.

      (2) On the basis of a reading of the latest available unaudited consolidated interim financial statements prepared by the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters, reading all available minutes of the stockholders, the Board of Directors and the Executive Committee of the Board of Directors of the Company (and any other committees of the Board of Directors of the Company which maintain minutes of their proceedings) and other procedures and inquiries specified by the Agents, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated condensed financial statements included in the CMP's and the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as they apply to Form 10-Q and the applicable published rules and regulations of the Commission thereunder or such unaudited consolidated condensed financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) at the date of the latest available unaudited interim balance sheet of the Company and as of a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock, long-term debt or short-term debt of the Company or any decrease in its net assets, in each case as compared with amounts shown in the most recent fiscal year end balance sheet of the Company incorporated by reference in the Registration Statement and the Prospectus; (C) for the period from the end of the Company's most recently ended fiscal year to the date of the latest available unaudited consolidated interim financial statements of the Company and to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding periods in the preceding year, in electric operating revenues, operating income, net income or earnings per share of common stock of the Company; or (D) for the twelve-month period ended with the date of the latest available unaudited consolidated interim financial statements of the Company, there was a decrease, as compared with the Company's most recently ended fiscal year in the ratio of earnings to fixed charges of the Company, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter. For purposes hereof, "most recent fiscal year" and "most recently ended fiscal year" shall mean the most recent fiscal year for which audited consolidated financial statements are available.

      (3) That they carried out certain agreed procedures specified in such letter for the purpose of comparing certain financial information and certain dollar amounts (or percentages derived from such dollar amounts) in the Registration Statement and the Prospectus (and the documents incorporated by reference therein) to the corresponding amounts in the consolidated financial statements of the Company audited by them or in the accounting records of the Company and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

                                                             EXHIBIT A

                            Central Maine Power Company
                            Medium-Term Notes, Series E
                               Schedule of Payments


       The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Notes sold by such Agent unless, at the time of such sale, the medium-term notes of the Company are rated Baa3 or above by Moody's Investors Service, Inc. or BBB- or above by Standard & Poor's Corporation:

       Term of Notes                          Commission Rate
       -------------                          ---------------

   9 months to less than 12 months                  .250%

   12 months to less than 18 months                 .300%

   18 months to less than 2 years                   .400%

   2 years to less than 3 years                     .500%

   3 years to less than 4 years                     .700%

   4 years to less than 5 years                     .700%

   5 years to less than 6 years                     1.000%

   6 years to less than 7 years                     1.000%

   7 years to less than 10 years                    1.200%

   10 years to less than 15 years                   1.250%

   15 years to less than 20 years                   1.500%

   20 years to and including 30 years               1.750%

       The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Notes sold by such Agent if, at the time of such sale, the medium-term notes of the Company are rated Baa3 or above by Moody's Investors Service, Inc. or BBB- or above by Standard & Poor's Corporation:

       Term of Notes                          Commission Rate
       -------------                          ---------------

   9 months to less than 12 months                  .125%

   12 months to less than 18 months                 .150%

   18 months to less than 2 years                   .200%

   2 years to less than 3 years                     .250%

   3 years to less than 4 years                     .350%

   4 years to less than 5 years                     .450%

   5 years to less than 6 years                     .500%

   6 years to less than 7 years                     .550%

   7 years to less than 10 years                    .600%

   10 years to less than 15 years                   .625%

   15 years to less than 20 years                   .650%

   20 years to and including 30 years               .750%

                                                                       EXHIBIT B


                          CENTRAL MAINE POWER COMPANY
                          MEDIUM-TERM NOTES, SERIES E

                           ADMINISTRATIVE PROCEDURES

      Medium-Term Notes, Series E, due from nine months to thirty years from date of issue (the "Notes") are to be offered on a continuing basis by Central Maine Power Company (the "Company"). Lehman Brothers Inc., Salomon Smith Barney Inc. and SBC Warburg Dillon Read Inc. as agents (each an "Agent" and collectively, the "Agents", which shall include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.), have each agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement among the Company and the Agents dated ____________ __, 2000 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under the Company's Indenture, dated as of August 1, 1989 between the Company and The Bank of New York, as trustee (the "Trustee"), as heretofore supplemented. The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus", which term shall include any Prospectus Supplement relating to the Notes and any Pricing Supplement relating to an applicable Note) and in the Distribution Agreement shall have the same meaning when used in this exhibit.

      The Notes will be issued either (a) in certificated form (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser or (b) in book-entry form (each, a "Book-Entry Note") represented by one or more fully registered global Notes (each, a "Global Security") delivered to the Trustee, as agent for The Depositary Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

      General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Certificated Notes will be issued in accordance with the procedures set forth in Part II, as supplemented, in the case of Certificated Notes denominated other than in U.S. dollars ("Multi-Currency Notes"), by Part
III. Book-Entry Notes will be issued in accordance with the procedures set forth in Part IV.

      Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer or the Treasurer's designee. Administrative procedures for the offering are explained below.

PART I:  PROCEDURES OF GENERAL APPLICABILITY

      PRICE TO PUBLIC

      Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

      DATE OF ISSUANCE

      Each Note will be dated and issued as of the date of its authentication by the Trustee.

      MATURITIES

      Each Note will mature on a day at least nine months but not more than 30 years from the date of issuance selected by the purchaser and agreed upon by the Company. Each Floating Rate Note (as defined below) will mature on an Interest Payment Date (as defined below).

      REGISTRATION

      Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note.

      INTEREST PAYMENTS

      Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable in the case of Fixed Rate Notes other than Amortizing Notes, unless otherwise specified in an applicable Pricing Supplement, on March 1 and September 1 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Specified Maturity or upon redemption, if applicable.

      Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate
Note).

      Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in an applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business fifteen calendar days next preceding each Interest Payment Date (whether or not a Business Day) with respect to Fixed Rate Notes other than Amortizing Notes (as hereinafter defined) or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with respect to Floating Rate Notes (the "Record Dates") next preceding the respective Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Specified Maturity will be payable to the person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made either quarterly on each February 1, May 1, August 1 and November 1 or semiannually on each May 1 and November 1 as set forth in the applicable Pricing Supplement, and at maturity or upon earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent Holders. Any payment of principal and interest on any such Note required to be paid on an Interest Payment Date or at Specified Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (and, in the case of Amortizing Notes, principal payments) excluding interest payments and, in the case of Amortizing Notes, principal payments made at Specified Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes of like tenor and terms with the same Interest Payment Date may request payment by wire transfers.

      On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments and, in the case of Amortizing Notes, principal payments, to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee (or any duly selected paying agent) not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

      ACCEPTANCE AND REJECTION OF OFFERS

      The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the

Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

      SETTLEMENT

      The receipt of immediately available funds in U.S. dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; PROVIDED, HOWEVER, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

      PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

      The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Presenting Agent, will arrange to have such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. See "Delivery of Prospectus." No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

      If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company accepts an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the

Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

      SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

      In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

      DELIVERY OF PROSPECTUS

      A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered (i) if to Lehman Brothers, by hand to Lehman Brothers Inc., 3 World Financial Center, 9th Floor, New York, New York 10285-0900, Attention: Brunnie Vasquez, Telephone: (212) 526-8400; (ii) if to Salomon Smith Barney Inc., by telecopy and by overnight delivery to Salomon Smith Barney Inc., 8800 Hidden River Parkway, Tampa, Florida 33637, Telecopy
(813) 558-4123, Attn: Enrique Castro; or (iii) if to UBS Warburg LLC, by telecopy and by hand to UBS Warburg LLC, 535 Madison Avenue, New York, New York 10022, Attention: James Brandi, Telecopy: (212) 644-6956. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Company will make all such deliveries with respect to all Notes sold directly by the Company.

      REDEMPTION AND REPAYMENT

      Unless one or more Redemption Dates are specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Specified Maturity. If one or more Redemption Dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. In the event of a redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

      The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Specified Maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to Specified Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

      In order for a Note that is subject to repayment at the option of the Holder to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and
(b) either (i) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" attached to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise described under "Interest Rate Reset" and "Extendible Notes" in the Prospectus Supplement. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

      If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      Unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Specified Maturity shall be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the Redemption Date or the date of repayment, as the case may be.

      AUTHENTICITY OF SIGNATURES

      The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

      ADVERTISING COSTS

      The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

      BUSINESS DAY

      "Business Day" shall mean, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New

York and (b) with respect to LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PART II:  PROCEDURES FOR CERTIFICATED NOTES

      CURRENCY

      Certificated Notes will be denominated in U.S. dollars or in one or more foreign currencies or foreign currency units, as specified in the applicable Pricing Supplement. For special procedures relating to Multi-Currency Notes, see
Part III hereof.

      REGISTRATION

      Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

      DENOMINATIONS

      Except as provided in the applicable Pricing Supplement, Certificated Notes will be issued and payable in U.S. dollars in the denominations of $1,000 and any larger denomination which is an integral multiple of $1,000.

      MATURITY

      Upon presentation of each Certificated Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

      SETTLEMENT PROCEDURES

      In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

      In the event of the sale of a Certificated Note that is a Multi-Currency Note or an Indexed Note, whether the sale is through an Agent or to an Agent, as principal, additional or different Settlement details may be set forth in an amendment to these administrative procedures to be entered into between such Agent and the Company.

      Other than as contemplated above, settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows, as applicable:

      A. Such Agent (the "Presenting Agent") will advise the Company by telephone, telex or facsimile, of the following Settlement information:

      1.    Exact name in which the Note is to be registered ("Registered
            Owner").

      2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

      3.    Taxpayer identification number of the Registered Owner.

      4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

      5.    Settlement date.

      6. Specified Maturity and, if the Company has the option to extend the Specified Maturity, the Extension Periods and the Final Maturity Date.

      7.    Issue Price and any OID information.

      8.    Trade Date/Original Issue Date.

      9. If such Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

      10. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

      (a)   Fixed Rate Certificated Notes:

              (i) interest rate

             (ii) interest payment dates, if other than as specified above

            (iii) date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such resetting

             (iv) overdue rate, if any

      (b)   Floating Rate Certificated Notes:

              (i) interest rate basis

             (ii) initial interest rate

            (iii) spread or spread multiplier, if any

             (iv) date or dates, if any, on which the spread or spread
                  multiplier may be reset and the basis or formula, if any for such resetting

              (v) interest rate reset periods

             (vi) interest payment dates

            (vii) index maturity

           (viii) maximum and minimum interest rates, if any

             (ix) record dates

              (x) interest determination rates

             (xi) overdue rate, if any

      11. The date on or after which the Certificated Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

      12.   Wire transfer information.

      13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

      14.   That the Note will be a Certificated Note.

      B. The Company will confirm the above Settlement information to the Trustee by telephone, telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

      C. The Trustee will complete the first page of the preprinted 4-ply Certificated Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.

      D. The Trustee will deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.

      E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission or discount, if any.

      F. The Presenting Agent will deliver the Certificated Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

      G. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

      H.    The Trustee will mail the pink stub to the Company's Treasurer.

      SETTLEMENT PROCEDURES TIMETABLE

      For offers to purchase Certificated Notes accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

               ================================================
               SETTLEMENT
                PROCEDURE            TIME (NEW YORK)
               ------------------------------------------------
                    A         5 PM on the Trade Date
               ------------------------------------------------
                    B         3 PM on the Business Day prior to
                              Settlement Date
               ------------------------------------------------
                   C-D        12 Noon on the Settlement Date
               ------------------------------------------------
                    E         2:15 PM on the Settlement Date
               ------------------------------------------------
                   F-G        3 PM on the Settlement Date
               ------------------------------------------------
                    H         5 PM on Business Day after the
                              Settlement Date
               ================================================
      FAILS

      In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by the Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.

PART III:  SPECIAL ADMINISTRATIVE PROCEDURES FOR MULTI-CURRENCY NOTES

      Unless otherwise set forth in an applicable Foreign Currency Amendment, the following procedures and terms shall apply to Multi-Currency Notes in addition to, and to the extent inconsistent therewith in replacement of, the procedures and terms set forth above.

      DENOMINATIONS

      The authorized denominations of any Multi-Currency Note will be the amount of the Specified Currency for such Multi-Currency Note equivalent, at the noon buying rate in the City of New York for cable transfers for such Specified Currency (the "Market Exchange Rate") on the first Business Day in the City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such Multi-Currency Note, to U.S. $100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency.

      CURRENCIES

      Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Multi-Currency Notes will be made in the applicable Specified Currency, PROVIDED, HOWEVER, that payments of principal of (and premium, if any) and interest on Multi-Currency Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof under the procedures described below and (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below.

      PAYMENT OF PRINCIPAL AND INTEREST

      If so specified in the applicable Pricing Supplement, except as provided in the next paragraph, payments of interest and principal (and premium, if any) with respect to any Multi- Currency Note will be made in U.S. dollars if the Holder of such Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office in The City of New

York on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form or facsimile transmission. Any such request made with respect to any Multi-Currency Note by a Holder will remain in effect with respect to any further payments of interest and principal (and premium, if any) with respect to such Multi-Currency Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be. Holders of Multi-Currency Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

      The U.S. dollar amount to be received by a Holder of a Multi-Currency Note who elects to receive payments in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Currency Determination Agent (as defined below) as of noon New York City time on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Multi-Currency Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any such Multi-Currency Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Multi-Currency Note will be borne by the Holder thereof by deductions from such payment. Unless otherwise provided in the applicable Pricing Supplement, Lehman Brothers will be the Currency Determination Agent (the "Currency Determination Agent") with respect to the Multi-Currency Notes.

      PAYMENT CURRENCY

      If the principal of (and premium, if any) or interest on any Multi-Currency Note is payable in any currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Multi- Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the last date such Specified Currency was available (the "Conversion Date"). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

      If payment in respect of a Note is required to be made in any currency unit (e.g., ECU) and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such

Multi-Currency Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by the Company or its agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date for such currency unit. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Company or such agent on the basis of the Market Exchange Rate for each such Component Currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each such Component Currency that is unavailable, if any, of the Conversion Date for such Component Currency.

      If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion, if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

      OUTSTANDING MULTI-CURRENCY NOTES

      For purposes of calculating the principal amount of any Multi-Currency Note for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent at the Market Exchange Rate, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

      DETAILS FOR SETTLEMENT OF MULTI-CURRENCY NOTES

      In addition to the Settlement information specified in "Settlement Procedures" above, the Presenting Agent shall communicate to the Company in the manner set forth in "Settlement Procedures" the following information:

      1.    Specified Currency
      2.    Denominations
      3. Wire transfer and overseas bank account information (if holder has elected payment in a Specified Currency).

      Whether the sale is through an Agent or to an Agent, as principal, additional or different Settlement details may be set forth in an amendment to these administrative procedures to be agreed to by such Agent and the Company.

PART IV:  SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

      In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform or cause to be performed the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book- Entry Notes will be issued in accordance with the administrative procedures set forth below.

      ISSUANCE

      On any date of settlement (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing up to $150,000,000 principal amount, or the equivalent thereof in any Specified Currency, other than U.S. dollars, at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 10,000 units of such Specified Currency), of all of such Notes that have the same original issuance date, interest rate, redemption or repayment provisions and Specified Maturity. Similarly, on any settlement date for one or more Floating Rate Book- Entry Notes, the Company will issue a single Global Security representing up to $150,000,000 principal amount, or the equivalent thereof in any Specified Currency, other than U.S. dollars, at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 10,000 units of such Specified Currency), of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment provisions and Specified Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee, as Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to any original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

      IDENTIFICATION NUMBERS

      The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Trustee will obtain a written list of such series of reserved CUSIP numbers and will deliver to the Company and DTC such written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. When fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Trustee and DTC.

      REGISTRATION

      Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

      VOTING

      In the event of any solicitation of consents from or voting by holders of the Book-Entry Notes, the Company or the Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

      TRANSFERS

      Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

      CONSOLIDATION AND EXCHANGE

      The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate, redemption and repayment provisions and Specified Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment provisions and with respect to which interest has been paid to the same date,
(ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange data and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 10,000 units of such Specified Currency)) in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note as described below (rounded down to an integral multiple of 10,000 units of such Specified Currency)) of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

      NOTICE OF REDEMPTION AND REPAYMENT DATES

      The Trustee will give notice to DTC prior to each redemption date or repayment date (as specified in the Book-Entry Note), if any, at the time and in the manner set forth in the letter of redemption.

      DENOMINATIONS

      Book-Entry Notes denominated in U.S. dollars will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of any Book-Entry Notes denominated in other than U.S. dollars will be the amount of the Specified Currency for such Book-Entry Note equivalent, at the Market Exchange Rate on the first Business Day in the City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such Book-Entry Note, to U.S. $25,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $150,000,000, or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note (rounded down to an integral multiple of 10,000 units of such Specified Currency). If one or more Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 (or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note rounded down to an integral multiple of 10,000 units of such Specified Currency) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount, or the equivalent thereof in any Specified Currency other than U.S. dollars at the Market Exchange Rate used to determine the denomination of such Book-Entry Note (rounded down to an integral multiple of 10,000 units of such Specified Currency), of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

      INTEREST

      GENERAL. Interest on each Book-Entry Note will accrue from the date of issue of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or the date of Maturity, redemption or repayment; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date. Interest payable at the Maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the Person to whom the principal of such
Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement

Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

      FLOATING RATE NOTE NOTICES. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date (as defined in the Prospectus) for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

      PAYMENTS OF PRINCIPAL AND INTEREST

      PAYMENTS OF INTEREST ONLY. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or an earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Calculation Agent will notify the Trustee and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

      PAYMENTS AT MATURITY OR UPON REDEMPTION OR REPAYMENT. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or redemption or repayment date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity or redemption or repayment date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

      Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as paying agent as of the immediately preceding Business

Day.

      MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its Participants in accordance with its existing operating procedures. Neither the Company, the Trustee (as Trustee or as Paying Agent nor any other Paying Agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

      WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

      SETTLEMENT PROCEDURES

      In the event of a purchase of Book-Entry Notes by an Agent, as principal, Settlement details will be as set forth below to the extent applicable unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

      In the event of a sale of a Book-Entry Note that is a Multi-Currency Note or an Indexed Note, whether the sale is through an Agent or to an Agent, as principal, additional or different Settlement details may be set forth in an amendment to the administrative procedures to be entered into between such Agent and the Company.

      Other than as contemplated above, settlement procedures with regard to each Book- Entry Note sold by the Company through an Agent, as agent, shall be as follows:

A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following settlement information:

      1. Principal amount of the Book-Entry Note (and, if multiple Notes are to be issued, denominations thereof).

      2.    Settlement date.

      3. Specified Maturity and, if the Company has the option to extend the Specified Maturity, the Extension Periods and the Final Maturity Date.

      4.    Issue Price and any OID information.

      5.    Trade date.

      6. If such Book-Entry Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

      7.    The DTC Participant account number of such Agent.

      8. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

            (a)   Fixed Rate Notes:

                    (i) interest rate
                   (ii) interest payment dates, if other than as specified above
                  (iii) date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such
                        resetting
                   (iv) overdue rate, if any

            (b)   Floating Rate Notes:

                    (i) interest rate basis
                   (ii) initial interest rate
                  (iii) spread or spread multiplier, if any
                   (iv) date or dates, if any, on which the spread or spread
                        multiplier may be reset and the basis or formula, if any, for such resetting
                    (v) interest rate reset periods
                   (vi) interest payment dates
                  (vii) index maturity
                 (viii) maximum and minimum interest rates, if any
                   (ix) record dates
                    (x) interest determination dates
                   (xi) overdue rate, if any

      9. The date on or after which the Book-Entry Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

      10.   Wire transfer information.

      11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

      12.   That the Note will be a Book-Entry Note.

B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

      1.    The information set forth in Settlement Procedure "A".

      2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

      3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

      4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

      5.    CUSIP number of the Global Security representing such Book-Entry
            Note.

      6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

      7. The number of Participant accounts to be maintained by DTC on behalf of the Agents or the Trustee.

D. The Trustee, as Trustee will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

E. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission.

G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Book-Entry Note with or prior to any written offer of Book-Entry Notes and the confirmation and payment by the purchaser of the Book-Entry Note.

      The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

      SETTLEMENT PROCEDURES TIMETABLE

      For offers to purchase the Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

          ============================================================
          SETTLEMENT
           PROCEDURE                        TIME
          ------------------------------------------------------------

              A-B         11:00 A.M. on the Sale date
          ------------------------------------------------------------
               C          2:00 P.M. on the Sale date
          ------------------------------------------------------------
               D          3:00 P.M. on the date before Settlement date
          ------------------------------------------------------------
               E          10:00 A.M. on Settlement date
          ------------------------------------------------------------
              F-G         2:00 P.M. on Settlement date
          ------------------------------------------------------------
               H          4:45 P.M. on Settlement date
          ------------------------------------------------------------
              I-J         5:00 P.M. on Settlement date
          ============================================================

      If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

      If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

      FAILURE TO SETTLE

      If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

      If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

      Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book- Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                                       EXHIBIT C

                               PURCHASE AGREEMENT

Central Maine Power Company                   ____________, _____
83 Edison Drive
Augusta, Maine  04336

Attention:  Treasurer

      The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated _______ __, _______ (as it may be supplemented or amended from time to time, the "Distribution Agreement"):

      Principal Amount:                 $
                                          -----------------------
      Interest Rate:                              %
                                          --------
      Discount:                                   % of Principal Amount
                                          --------
      Aggregate Price to be
      paid to Company
      (in immediately
      available funds):                 $
                                          -----------------------
      Settlement Date:
                                          -----------------------

and upon such other terms as are specified in the attached Schedule.

      Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 5(d), (e), (f) and (j) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(g) of the Distribution Agreement, and (c) the letter referred to in Section 5(h) of the Distribution Agreement, in each case dated as of the above Settlement Date.

      In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under your revolving credit agreements and lines of credit and issuances of your commercial paper.

      We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto (a) any of the conditions set forth in
Section 5(a), (b), or (i) of the Distribution Agreement are not satisfied or (b) you are unable to provide the certificate required pursuant to Section 5(g) of the Distribution Agreement. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

           This Agreement shall be governed by and construed in accordance with the laws of New York.

                                        LEHMAN BROTHERS INC.


                                        By:
                                           -------------------------------------
                                                         (Title)

                                        SALOMON SMITH BARNEY INC.


                                        By:
                                           -------------------------------------
                                                         (Title)

                                        UBS WARBURG LLC


                                        By:
                                           -------------------------------------
                                                         (Title)


                                        By:
                                           -------------------------------------
                                                         (Title)

Accepted:                   , 2000

CENTRAL MAINE POWER COMPANY

By:
   -------------------------------------
                 (Title)

                                                           Schedule to Exhibit C


                    Additional Terms of the Purchased Notes

Title of Purchased Securities:

                                             [ %] Medium-Term Notes, Series E

[Price to Public:]

Purchase Price by [Lehman Brothers Inc.] [Salomon Smith Barney Inc.] [UBS Warburg LLC]:

  % of the principal amount of the Purchased Securities [, plus accrued interest
from   to   ] [and accrued amortization if any, from
to           ]

Method of and Specified Funds for Payment of Purchase Price:

                              [By certified or official bank check or checks,
payable to the order of the Company, in [         Clearing House] [immediately
available] funds]

                              [By wire transfer to a bank account specified by
the Company in [next-day] [immediately available] funds]

[Supplemental Indenture:]

Closing Location:

Maturity:

Interest Payment Dates:

Documents to be Delivered:

                              The following documents referred to in the
Distribution Agreement shall be delivered as a condition to the Closing:

                                   [(1) The opinion or opinions of counsel to the Agents referred to in

                                   Section 5(j).]

                                   [(2) The opinions of counsel to the Company referred to in Section 5(d), (e) and (f) and
                                   Section 6(c).]

                                   [(3) The accountants' letter referred to in
                                   Section 5(h) and Section 6(d).]

                                   ((4) The officers' certificate referred to in Section 5(g) and Section 6(a).]

Other Provisions (including Syndicate Provisions, if applicable):